UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2022

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PROPTECH INVESTMENT CORPORATION II

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-39758	83-2426917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3415 N. Pines Way, Suite 204, Wilson, WY	83014
(Address of Principal Executive Offices)	(Zip Code)

(310) 954-9665
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	PTICU	The Nasdaq Stock Market LLC
Shares of Class A Common Stock, par value $0.0001 per share	PTIC	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units	PTICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

PropTech Investment Corporation II (“PTIC II”) is filing this Amendment No. 1 (the “Amended Filing”) to its Form 8-K filed on May 17, 2022 (the “Original Filing”). The Amended Filing is being made solely for the purpose of correcting a clerical error on the cover page of the Original Filing.

Except as described herein, the Amended Filing does not amend, update or change any other items or disclosures in the Original Filing.

Item 8.01 Other Events.

On May 17, 2022, PTIC II filed the Original Filing to, among other things, report its entry into a business combination agreement (as the same may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”) with RW National Holdings, LLC, a Delaware limited liability company, and Lake Street Landlords, LLC, a Delaware limited liability company, in its capacity as the representative of the Rolling Company Unitholders (as defined in the Business Combination Agreement). On the Original Filing, the box indicating written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) was inadvertently checked. This Amended Filing is an amendment to the Original Filing, intended to instead properly check the box indicating soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2022	PROPTECH INVESTMENT CORPORATION II

	By:	/s/ Thomas D. Hennessy
	Name:	Thomas D. Hennessy
	Title:	Co-Chief Executive Officer and President